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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Fluor Daniel GTI, Inc. on Form S-8 (File Nos. 33-9756, 33-19289, 33-28059, 33-43156 and 33-65363) of our report dated December 11, 1996, on our audit of the consolidated financial statements and financial statement schedule of Fluor Daniel GTI, Inc. as of and for the Transition Period ended October 31, 1996, which report is incorporated by reference or included in this Annual Report on Form 10-K.



                                                       /s/ COOPERS & LYBRAND LLP


Boston, Massachusetts
January 27, 1998